BESTWAY COACH EXPRESS INC.

Bus Lease 3198

TCF LEASING INC.

Master Lease

11100 Wayzata Blvd, Suite 801, Minnetonka, MN 55305

Name and Address of Lessee:
Bestway Coach Express Inc. 2 Mott Street Suite 705 New York, NY 10013

Master Lease Number **15371**, dated **June 8, 2001**

Master Lease Terms and Conditions

1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the personal property described in an Equipment Schedule or Equipment Schedules to this Master Lease signed by Lessor and Lessee from time to time upon the terms and conditions set forth herein and in the related Equipment Schedule (such property together with all replacements, repairs, and additions incorporated therein or affixed thereto being referred to herein as the "Equipment"). Each Equipment Schedule shall be considered a separate lease pursuant to the terms of this Master Lease. The term "this lease" as used herein shall mean an Equipment Schedule incorporating therein the terms and conditions set forth in this Master Lease.
2. TERM. The term of this lease with respect to each item of Equipment shall begin on the date it is accepted by Lessee and shall continue for the number of consecutive months from the Rent Commencement Date shown in the related Equipment Schedule (the "Initial Term") unless earlier terminated as provided herein or unless extended automatically as provided below in this paragraph. The Rent Commencement Date is the 1st day of the month if all the items of Equipment described in the applicable Equipment Schedule have been delivered and accepted by the Lessee on the 1st. If the Equipment is delivered and accepted on the 2nd through the 15th day of the month, the Rent Commencement Date is the 15th day of the month and if delivered and accepted on the 16th day through the end of the month, the Rent Commencement Date is the 1st day of the following month. In the event Lessee executes the Equipment Schedule prior to delivery and acceptance of all items of Equipment described therein, Lessee agrees that the Rent Commencement Date may be left blank and hereby authorizes Lessor to insert the Rent Commencement Date based upon the date appearing on the delivery and acceptance certificate signed by Lessee with respect to the last item of Equipment to be delivered.
   AUTOMATIC EXTENSION. Lessee or Lessor may terminate this lease at the expiration of the Initial Term by giving the other at least 90 days prior written notice of termination. If neither Lessee nor Lessor gives such notice, then the term of this lease shall be extended automatically at the same rental and other terms set forth herein for successive payment frequency periods as set out in the related Equipment Schedule until terminated by either Lessee or Lessor giving the other at least 90 days prior written notice of termination.
3. RENT. Lessee shall pay as basic rent for the Initial Term of this lease the amount shown in the related Equipment Schedule as Total Basic Rent. The Total Basic Rent shall be payable in installments each in the amount of the Basic Rental Payment set forth in the related Equipment Schedule. Installments shall be payable in advance commencing on the Rent Commencement Date and on the first day of each subsequent Rental Payment Period shown in the related Equipment Schedule. Lessee shall pay advance installments and any security deposit, each as shown in the related Equipment Schedule, on the date it is executed by Lessee. If the actual cost of the Equipment is more or less than the Total Cost shown in the Equipment Schedule, the amount of each installment of rent will be adjusted up or down to provide the same yield to Lessor as would have been obtained if the actual cost had been the same as the Total Cost. Adjustments of 10% or less may be made by written notice from Lessor to Lessee. Adjustments of more than 10% shall be made by execution of an amendment to the Equipment Schedule reflecting the change in Total Cost and rent.
   In addition to basic rent payable from the Rent Commencement Date, Lessee agrees to pay interim rent with respect to each separate item of Equipment covered by a particular Equipment Schedule from the date it is delivered and accepted to the Rent Commencement Date at a daily rate equal to the percentage of Lessor's cost of such item specified in such Equipment Schedule. Interim rent accruing each calendar month shall be payable by the 10th day of the following month and in any event on the Rent Commencement Date. Lessee agrees that if all of the items of Equipment covered by such Equipment Schedule have not been delivered and accepted thereunder before the date specified as the Cutoff Date in such Equipment Schedule, Lessee shall purchase from Lessor the items of Equipment then subject to the lease within five days after Lessor's request to do so for a price equal to Lessor's cost of such items plus all accrued but unpaid interim rent thereon. Lessee shall also pay any applicable sales and use tax on such sale.
4. LATE CHARGES AND SECURITY DEPOSIT. Time is of the essence. If any installment of interim rent or basic rent or any other amount payable by Lessee hereunder is not paid when due, Lessor may impose a late charge of up to 5% of the amount of the installment, but in no event more than permitted by applicable law. Payments received shall be applied first to delinquent rental installments and then to current installments. Lessor may apply any security deposit toward any obligation of Lessee

THIS AGREEMENT INCLUDES THE TERMS ON PAGES 1 THROUGH 4

Lessor:	TCF Leasing, Inc.	By: [signature]	Title:
Lessee:	Bestway Coach Express Inc.	By: [signature]	Title: President

under this lease, and shall return any u[illegible]plied balance to Lessee without interest upon [illegible]faction of Lessee's obligations hereunder.

TAXES. In addition to the rent, Lessee agrees to promptly pay when due, or reimburse Lessor upon receipt of Lessor's invoice, all fees, assessments, charges and sales, use, property, excise and other taxes paid, payable or required to be collected by Lessor, however designated, which are levied or assessed by any governmental authority on the rent, this lease or the Equipment or its purchase, ownership, use, lease,, sale or value, together with any penalties or interest in connection therewith. Lessor shall file all personal property tax returns and pay all such taxes when due and Lessee shall reimburse Lessor therefor and file all returns required to be filed by Lessee. Upon request by Lessor, Lessee shall prepare and file all tax returns relating to taxes for which Lessee is responsible hereunder which Lessee is permitted to file under the laws of the applicable taxing jurisdiction.

6. LESSOR DISCLAIMER OF WARRANTIES. Lessee agrees that it has selected each item of Equipment based upon its own judgment and disclaims any reliance upon any statements or representations made by Lessor. LESSOR MAKES NO WARRANTY WITH RESPECT TO THE EQUIPMENT, EXPRESS OR IMPLIED, AND LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE EQUIPMENT. Lessee agrees to make the rental and other payments required hereunder without regard to the condition of the Equipment and to look only to persons other than Lessor such as the manufacturer, vendor or carrier thereof should any item of Equipment for any reason be defective. So long as no Event of Default has occurred and is continuing, Lessor agrees, to the extent they are assignable, to assign to Lessee for the period the Equipment is in the possession of Lessee, without any recourse to Lessor, any warranty received by Lessor. This lease constitutes a "finance lease" as such term is defined in Article 2A of the Uniform Commercial Code.

7. OWNERSHIP AND ADDITIONAL ACTION. The Equipment shall at all times remain the property of Lessor. Lessee shall have no right, title or interest in the Equipment, except as set forth herein. Lessee at its expense shall protect and defend the title and interest of Lessor and keep the Equipment free of all claims and liens other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor. The Equipment shall remain personal property regardless of its attachment to realty, and Lessee agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of its attachment to realty.

Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to carry out more effectively the intent and purpose of this lease, including the execution and delivery of appropriate financing statements to protect fully Lessor's interest hereunder in accordance with the Uniform Commercial Code or other applicable law. Lessee appoints Lessor, Lessor's designee, agent or assignee, as Lessee's attorney-in-fact to execute and file any instrument to confirm or perfect Lessor's interest in this lease or the Equipment. Lessor shall have the right, but not the obligation, to make any payment or perform any obligation required of Lessee under this Lease. Any such payment made or expense incurred by Lessor shall be payable by Lessee to Lessor upon demand and shall bear interest until paid at the rate of 18% per annum or the maximum rate allowable by law, whichever is less. Lessee will furnish, from time to time on request, a copy of Lessee's latest annual financial statements.

8. LOCATION AND INSPECTION. Lessee shall pay for all transportation, insurance and any other charges with respect to delivery and installation of the Equipment. Lessee will provide a suitable place, within the continental United States, for the Equipment and shall not remove the Equipment from the Equipment Location without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessor may inspect the Equipment and Lessee's records relating to the Equipment at any time and from time to time during regular business hours.

9. INDEMNITY. Lessee hereby indemnifies Lessor against and agrees to save Lessor harmless from any and all liability and expense arising out of the ownership, condition or use of each item of Equipment during the term of this lease, including liability for death or injury to persons, damage to property, strict liability under the laws or judicial decisions of any state or the United States, and legal expenses in defending any claim brought to enforce any such liability or expense.

10. USE AND REPAIRS. Lessee shall use the Equipment solely for its business purposes, with due care in conformance with the manufacturer's specifications and for the purpose for which it is intended and shall comply with all laws and regulations relating to the Equipment and its use. Lessee will maintain the Equipment in good repair, condition and working order and will furnish all parts and services required therefor, all at its expense, ordinary wear and tear excepted. Lessee shall, at its expense, make all modifications and improvements to the Equipment required by law, and shall not make other modifications or improvements without the prior written consent of Lessor. All parts, modifications and improvements to the Equipment shall, when installed or made, immediately become the property of Lessor and part of the Equipment for all purposes.

11. LOSS OR DAMAGE. Lessee hereby assumes the entire risk of damage to or loss of the Equipment or any item thereof from any cause whatsoever, whether or not insured against. No damage to or loss of the Equipment shall alter or relieve Lessee of any obligation under this lease. In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of condemnation or seizure of any item of Equipment, Lessee shall promptly notify and pay to Lessor the sum of (a) all rent and other amounts due from Lessee hereunder with respect to such item but unpaid at the date of such payment plus (b) all rent with respect to such item for the balance of the term of this lease not yet due at the time of such payment discounted from the respective dates installment payments would be due at the rate implicit in the Equipment Schedule of rental payments when applied to the cost of such item plus (c) 10% of the original cost of

TCF Leasing, Inc.:______ (Initial) Bestway Coach Express Inc.:______ (Initial)

such item of Equipment. Upon paym f such amount to Lessor, such item shall bec the property of Lessee, Lessor will transfer to Lessee, without recourse or ..arranty, all of Lessor's right, title and interest th..in, the rent with respect to such item shall terminate, and the basic rental payments on the remaining items shall be reduced accordingly. Lessee shall pay any sales and use taxes due on such transfer. Any insurance or condemnation proceeds received shall be credited to Lessee's obligation under this paragraph and Lessor shall be entitled to any surplus.

12. INSURANCE. Lessee shall obtain and maintain on or with respect to the Equipment at its own expense (a) liability insurance insuring against liability for bodily injury and property damage with a minimum limit of $750,000 combined single limit and (b) physical damage insurance insuring against loss or damage to the Equipment in an amount not less than the full replacement value of the Equipment. Lessee shall furnish Lessor with a certificate of insurance evidencing the issuance of a policy or policies to Lessee in at least the minimum amounts required herein naming Lessor as an additional insured thereunder for the liability coverage and as loss payee for the property damage coverage. Each such policy shall be in such form, including a maximum deductible, and with such insurers as may be satisfactory to Lessor, and shall contain a clause requiring the insurer to give to Lessor at least 30 days prior written notice of any alteration in the terms of such policy or the cancellation thereof, and a clause specifying that no action or misrepresentation by Lessee shall invalidate such policy. Lessor shall be under no duty to ascertain the existence of or to examine any such policy or to advise Lessee in the event any such policy shall not comply with the requirements hereof.

13. RETURN OF THE EQUIPMENT. Upon the expiration or earlier termination of this lease, Lessee will immediately deliver the Equipment to Lessor in the same condition as when delivered to Lessee, ordinary wear and tear excepted, at such location within the continental United States as Lessor shall designate. Lessee shall pay all transportation and other expenses relating to such delivery.

14. DEFAULT. Each of the following events shall constitute an "Event of Default" hereunder: (a) Lessee shall fail to pay any installment of rent or other payment required hereunder when due and such failure continues for a period of ten (10) days from the due date; (b) Lessee shall fail to observe or perform any other covenant or agreement to be observed or performed by Lessee hereunder and such failure continues for ten (10) days following written notice thereof by Lessor to Lessee; (c) Lessee or any guarantor of this lease or any partner of Lessee if Lessee is a partnership shall cease doing business as a going concern or make an assignment for the benefit of creditors; (d) Lessee or any guarantor of this lease or any partner of Lessee if Lessee is a partnership shall admit in writing an inability to pay debts as they come due, authorize or voluntarily file, or have filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debt, or similar relief under the federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, or a trustee, receiver, or liquidator shall be appointed of it or of all or a substantial part of its assets; (e) any individual Lessee, guarantor of this lease, or partner of Lessee if Lessee is a partnership shall die; (f) any representation or warranty made by Lessee or any guarantor of this lease in conjunction with this lease or financial or credit information submitted by or on behalf of Lessee or any guarantor of this lease shall prove to have been false or materially misleading when made; (g) an event of default shall occur under any other obligation Lessee or any guarantor of this lease owes to Lessor; (h) any material indebtedness of Lessee or any guarantor of this lease shall be accelerated following a default thereunder or, if any such indebtedness is payable on demand, payment thereof shall be demanded; (i) if Lessee or any guarantor of this lease is a corporation, partnership or limited liability company, more than 50% of the equity interests therein shall become owned by parties who had no such interest on the date this lease begins; and (j) Lessee or any guarantor of this lease shall consolidate with or merge into, or sell or lease all or substantially all of its assets to, any individual, corporation, or other entity.

15. REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter, Lessor may, with or without terminating this lease, exercise any one or more of the following remedies as Lessor in its sole discretion may lawfully elect: (a) Upon written notice to Lessee terminate this lease and any or all Lease Schedules to this Master Lease; (b)Declare immediately due and payable and recover from Lessee, as liquidated damages and not as a penalty, an amount equal to the sum of all rent and other amounts then due and unpaid plus all rent and any other payments to become due hereunder for the full term of this lease discounted from their respective due dates at the rate of six percent (6%) per annum, plus 10% of the original cost of the Equipment, and such amount ("Lessor's Damages") shall thereupon become immediately due and payable without further notice or demand; provided, however, that upon the occurrence of an Event of Default specified in paragraph 14 (d), such amount shall automatically become and be immediately due and payable without notice or demand of any kind and all rights of Lessee to use the Equipment shall terminate but Lessee shall be and remain liable as provided in this paragraph 15; (c) Proceed by appropriate court action to enforce performance by Lessee of the applicable covenants of this lease and/or recover damages for the breach thereof; (d) Whether or not this lease is terminated, repossess the Equipment wherever located, with or without notice to Lessee or legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability therefor to Lessee, and remove the Equipment; or upon demand by Lessor, Lessee agrees to deliver the Equipment to Lessor in accordance with paragraph 13; (e) Lessor may recover interest on the unpaid balance of Lessor's Damages from the date it becomes payable until fully paid at the rate of the lesser of 18% per annum or the highest rate permitted by law, and may in any event recover legal fees and other expenses incurred by reason of an Event of Default or the exercise of any remedy hereunder, including expenses of repossession, repair, storage, transportation, and disposition of the Equipment; (f) Lessor may exercise any other right or remedy available to it by law or by agreement. In the event Lessor repossesses the Equipment, Lessor shall either retain the Equipment in full satisfaction of Lessee's obligation hereunder or use reasonable efforts

TCF Leasing, Inc.: ______ (Initial) Bestway Coach Express Inc.: ______ (Initial)

to sell or lease each item of Equipment ıch manner and upon such terms as Lessor ma 'ermine in its sole discretion. The proceeds of such sale or lease shall be a₁₁ııed to reimburse Lessor for Lessor's Damages anu any additional amount due under clause (f) above. Lessor shall be entitled to any surplus and Lessee shall remain liable for any deficiency.

If any Equipment Schedule is deemed at any time to be a lease intended as security, Lessee grants Lessor a security interest in the Equipment to secure its obligations under this lease and all other indebtedness at any time owing by Lessee to Lessor and agrees that upon the occurrence of an Event of Default, in addition to all of the other rights and remedies available to Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

No remedy given in this paragraph is intended to be exclusive, and each shall be cumulative but only to the extent necessary to permit Lessor to recover amounts for which Lessee is liable hereunder. No express or implied waiver by Lessor of any breach of Lessee's obligations hereunder shall constitute a waiver of any other breach of Lessee's obligations hereunder.

16. ASSIGNMENT. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE WILL NOT SELL, ASSIGN, SUBLET, PLEDGE, OR OTHERWISE ENCUMBER OR PERMIT A LIEN ARISING THROUGH LESSEE TO EXIST ON OR AGAINST ANY INTEREST IN THIS LEASE OR THE EQUIPMENT. Lessor may assign its interest in this lease and sell or grant a security interest in all or any part of the Equipment without notice to or the consent of Lessee. Lessee agrees not to assert against any assignee of Lessor any claim or defense Lessee may have against Lessor.

17. NON-CANCELABLE, NET LEASE AND UNCONDITIONAL OBLIGATION. This lease cannot be canceled or terminated except as expressly provided herein. This lease is a net lease and Lessee agrees that its obligation to pay rent and any other amounts payable hereunder are absolute and unconditional and shall not be subject to any abatement, reduction, setoff or defense of any kind.

18. SURVIVAL OF INDEMNITIES AND REPRESENTATIONS AND WARRANTIES. All representations, warranties and indemnities of Lessee made or agreed to in this Lease and any certificates delivered in connection herewith shall survive expiration or termination of this lease.

19. GOVERNING LAW AND CONSTRUCTION. This lease shall in all respects by governed by, and construed in accordance with, the laws of the State of Minnesota without giving effect to conflict of law provisions. Any provision of this lease which may be prohibited or unenforceable in any jurisdiction shall not, as to such jurisdiction, invalidate the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction. No rights or remedies referred to in Article 2A of the UCC will be conferred on Lessee unless expressly granted in this Master Lease or an Equipment Schedule or are not permitted to be eliminated by agreement.

20. MISCELLANEOUS. This lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment and there is no understanding or agreement, oral or written, which is not set forth herein. This lease may not be amended or modified except by a writing signed by Lessor and Lessee and shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. Any written notice hereunder to Lessee or Lessor shall be deemed to have been given when delivered personally or deposited in the United States mails, certified or registered mail, addressed to recipient at its address set forth above or at such other address as may be last known to the sender. In the event there is more than one Lessee named herein or in any Equipment Schedule, the obligations of each shall be joint and several. There shall be only one counterpart of this Master Lease and each Equipment Schedule and each shall be marked "Original.". To the extent that any Equipment Schedule constitutes chattel paper (as that term is defined by the Uniform Commercial Code), a security or ownership interest intended to be created through the transfer and possession of the Equipment Schedule can be done only by the transfer of the "Original", together with a certified copy of this Master Lease marked "Original".

Lessee hereby consents to jurisdiction and venue of the federal or state courts sitting in the State of Minnesota for purposes of resolving all disputes of any nature whatsoever regarding the lease, or any transaction contemplated hereby, and Lessee hereby waives objection which it may now or hereafter have to the laying of jurisdiction or venue in the federal or state courts of Minnesota. Lessor and Lessee agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confirm personal jurisdiction if served personally, by certified mail to it at its address designated pursuant to the lease, or as otherwise provided under the respective rules of the state or federal courts of Minnesota. THE PARTIES HERETO, AFTER CONSULTING (OR HAVING HAD AN OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS LEASE, INCLUDING ANY LITIGATION REGARDING THE ENFORCEMENT OF THIS LEASE OR ANY RELATED AGREEMENTS.

TCF Leasing, Inc. ______ (Initial) Bestway Coach Express Inc. ______ (Initial)

Master Lease Amendment

TCF LEASING, INC.

11100 Wayzata Blvd, Suite 801, Minnetonka, MN 55305

Master Lease Number 15371, dated June 8, 2001

Name and Address of Lessee:

Bestway Coach Express, Inc.
2 Mott Street, Suite 705
New York NY 10013

This Amendment is attached to and made a part of the Master Lease referenced above between the Lessee named above ("Lessee") and TCF Leasing, Inc. ("Lessor"). Lessee and Lessor hereby agree to amend the Master Lease as follows:

Delete: Paragraph 11

Replace with:

LOSS OR DAMAGE: Following delivery and acceptance. Lessee hereby assumes the entire risk of damage to or loss of the Equipment or any item thereof from any cause whatsoever whether or not insured against. No damage to or loss of the Equipment shall alter or relieve Lessee of any obligation of this lease. In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for any use for any reason, or in the event of condemnation or seizure of any item of Equipment unless such event arises from an act or omission of Lessor, Lessee shall promptly notify and pay to Lessor the sum of (a) all rent and other amount due from Lessee hereunder with respect to such item but unpaid at the date of such payment plus (b) the stipulated loss amount for such item of Equipment shown on the applicable Equipment Schedule. Upon payment of such amount to Lessor, such item shall become the property of Lessee, Lessor will transfer to Lessee, without recourse or warranty (except a warranty that there is no claim or interest created by or arising through Lessor), all of Lessor's right, title and interest therein including any warranty provided by the manufacturer, the rent with respect to such items shall terminate, and the basic rental payments on the remaining items shall be reduced accordingly. Lessee shall pay any sales and use taxes due on such transfer. Any insurance or condemnation proceeds received shall be credited to Lessee's obligation under this paragraph and Lessor shall be entitled to any surplus. Nothing in this paragraph shall be construed to require Lessee to be responsible for any risk, damage, or loss caused by the Lessor's negligence or willful wrongful acts.

IN WITNESS WHEREOF, Lessee and Lessor have signed this Amendment to be effective as of the date of the Master Lease set forth above.

Lessor: TCF Leasing, Inc.	Lessee: Bestway Coach Express, Inc.
By: [signature]	By: X [signature]
Title: Sr. Dir. [signature]	Title: X President